CONSENT OF ERNST & YOUNG, INDEPENDENT AUDITORS

We consent to the references to our firm under the captions "Financial Highlights" in the Prospectus dated March 31, 2000, and "Independent Auditors" in the Statement of Additional Information dated March 31, 2000, of the Federated International Equity Fund (one of the portfolios of Federated International Series, Inc.), and to the incorporation by reference of our report dated January 21, 2000 with respect to the financial statements and financial highlights of the Federated International Equity Fund included in the November 30, 1999 Annual Report to Shareholders, in the Statement of Additional Information, which Prospectus and Statement of Additional Information are incorporated by reference in the Prospectus/Proxy Statement and the Statement of Additional Information included in the Registration Statement on Form N-14 (File No. 2-91776) of Federated International Series, Inc.

                                          /s/ Ernst & Young LLP

                                          ERNST & YOUNG LLP


Boston, Massachusetts
June 19, 2000